Exhibit 5.1

December 15, 2021

Tritium DCFC Ltd 48 Miller Street Murarrie QLD 4172	Contact Alexandra Feros (07) 3228 9789 Email: alexandra.feros@corrs.com.au

Dear Sir/Madam

Registration Statement on Form F-4

We have been retained as Australian legal advisers to Tritium DCFC Limited ACN 650 026 314 (Tritium DCFC), a company which is incorporated in Australia, in connection with its filing of a registration statement on Form F-4 on 24 September 2021 (as amended through the date hereof, the Registration Statement) under the U.S. Securities Act of 1993, as amended (Securities Act), with the U.S. Securities and Exchange Commission (the Exchange Commission).

Tritium DCFC, Hulk Merger Sub, Inc. (a Delaware corporation and wholly owned subsidiary of Newco), Decarbonization Plus Acquisition Corporation II (DCRN) and Tritium Holdings Pty Ltd are parties to a Business Combination Agreement dated 25 May 2021, as amended (the Business Combination Agreement, and the transactions contemplated thereby, the Business Combination).

The Registration Statement relates to the issuance by Tritium DCFC, pursuant to the Business Combination Agreement, of up to 170,312,500 fully paid ordinary shares in the capital of Tritium DCFC (Ordinary Shares) with a nominal value of USD $10 per share (the New Shares) and the assumption of up to 21,783,334 warrants which will entitle warrant holders on exercise of a warrant to acquire one Ordinary Share (Warrants).

1	Material reviewed

In connection with the opinions in this letter, we have reviewed:

(a)	a copy of the Registration Statement;

(b)	a copy of the certificate of registration of Tritium DCFC;

(c)	a copy of the constitution of Tritium DCFC as at the date of this letter;

(d)	a copy of the constitution of Tritium DCFC that, pursuant to the Business Combination Agreement, is proposed to be adopted upon closing of the Business Combination;

(e)

a copy of the written resolutions of the directors of Tritium DCFC dated 26 May 2021 (Brisbane time) and 25 November 2021 (Brisbane time) authorising the execution of the Business Combination Agreement, the consummation of the Business Combination and the issue of the New Shares (Board Resolutions);

(f)	the results of a search conducted on the date of this letter at 11.26 am Brisbane time of the Australian Securities and Investments Commission (ASIC) database for Tritium DCFC (ASIC Search); and

(g)	such other instruments, agreements, certificates, minutes and other documents we deem necessary in order to give the opinions expressed below.

We have also considered such questions of law as we have considered relevant or necessary in order to give the opinions expressed below.

2	Opinions

Subject to the assumptions and qualifications set out in Schedule 1 and elsewhere in this letter, and subject further to the following:

(a)

the Registration Statement, as finally amended, having become effective under the Securities Act (and on the assumption that it will remain effective at the time of closing of the Business Combination and the issuance of any Ordinary Shares thereunder);

(b)

the Business Combination having been approved by the stockholders of DCRN and all other actions, consents or orders necessary to implement the Business Combination pursuant to the Business Combination Agreement having been taken, received or made, as applicable;

(c)	the Board Resolutions remaining in full force and effect and not having been rescinded or amended; and

(d)	valid entries having been made in relation to the issue of the New Shares and the assumption of the Warrants in the books and registers of Tritium DCFC,

we are of the opinion that:

(e)	Tritium DCFC has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia;

(f)	the New Shares, if and when issued as described in the Registration Statement, will be validly issued and fully paid and will not be subject to any call for payment of further capital; and

(g)

if and when the issuance of the Ordinary Shares issuable upon the exercise of any Warrants has been duly authorised by appropriate corporate action, the Warrants have been validly exercised and the Ordinary Shares have been duly issued, those Ordinary Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital.

3	General

The opinions in this letter:

(a)	relate exclusively to the documents and transactions described in it;

(b)	are strictly limited to the matters stated in the opinion, and no opinion or belief is implied or may be inferred beyond the matters expressly stated in the opinion;

(c)

are addressed to and given for the benefit of Tritium DCFC and may be relied upon by Tritium DCFC and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This letter may not in any circumstance be:

(i)	relied upon, by any other person; or

(ii)	used in connection with any other transaction.

without our prior written consent; and

(d)

are given solely to matters governed by, and should be interpreted in accordance with, the laws of the Commonwealth of Australia as in force and as interpreted at 9.00am Brisbane time on the date of this letter, and we have no obligation to inform you of any change in any relevant law occurring after that time.

We express no opinion as to any laws or any matter relating to any laws other than the laws of Australia.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

Yours faithfully
Corrs Chambers Westgarth

/s/ Alexandra Feros

Alexandra Feros
Partner

Schedule 1

Assumptions and Qualifications

1	Assumptions

We have assumed (without making any investigation) that:

(a)	with respect to all documents reviewed by us:

(i)	all signatures, sealings or markings are genuine;

(ii)

any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents;

(iii)	all documents submitted to us as originals are authentic and complete;

(iv)	all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and

(v)	the corporate records of Tritium DCFC are complete, true and accurate;

(b)	if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft;

(c)	Tritium DCFC has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings;

(d)	any documents and information given to us by Tritium DCFC or any of its employees, officers, advisers, agents or representatives are accurate and complete;

(e)	all factual matters in all documents provided to us in connection with this opinion are true and correct;

(f)

each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable;

(g)	each party to a document reviewed by us, other than Tritium DCFC, is validly registered and existing under the laws of its place of incorporation;

(h)

each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms;

(i)	the proposed constitution of Tritium DCFC examined by us is adopted without amendment prior to the date of allotment and issue of the Ordinary Shares (Allotment Date);

(j)

the information disclosed by the ASIC Search conducted by us was complete, accurate and up to date as at the date of the ASIC Search, that the position has not changed since the time at which the ASIC Search was undertaken and that the result of the ASIC Search will remain complete and accurate at the Allotment Date;

(k)	Tritium DCFC has complied with its reporting and filing obligations under all applicable laws;

(l)	each document reviewed by us in connection with this opinion:

(i)	is accurate, complete and up-to-date;

(ii)	has not been varied, amended or terminated; and

(iii)	has not been superseded by some other document or action of which we are not aware;

(m)	no material information or documents have been withheld from us, whether deliberately or inadvertently; and

(n)

the resolutions of the directors of Tritium DCFC were dully passed as written resolutions of the directors of Tritium DCFC, all constitutional, statutory and other formalities were duly observed and such resolution was duly adopted, and such resolution has not been revoked or varied and remains in full force and effect and will remain so at the Allotment Date.

2	Qualifications

Our opinions in this letter are subject to the following qualifications and limitations:

(a)	this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction;

(b)	we are not able to comment on, and express no opinion on whether:

(i)	the information given to us for the purposes of this opinion is adequate;

(ii)	the documents given to us for the purposes of this opinion are complete;

(iii)	the documents given to us for the purposes of this opinion comprise all relevant documents;

(iv)	there is other information relevant to the matters referred to in this opinion;

(v)	all relevant documents and information have been correctly filed; or

(vi)	there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion;

(c)	we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us;

(d)

we have relied on the ASIC Search and have not made any independent investigations or searches. We note that the records of ASIC available for public search may not be complete, accurate or up to date; and

(e)

if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.